EXHIBIT 5.3

                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                                  P.O. Box 551
                           WILMINGTON, DELAWARE 19899
                                 (302) 651-7700
                               FAX (302) 651-7701
                                   WWW.RLF.COM



                                  April 3, 2002

HSBC USA Inc.
452 Fifth Avenue
New York, New York 10018

            Re:   HSBC USA Capital Trust V and HSBC USA Capital Trust VI

Ladies and Gentlemen:

         We have acted as special Delaware counsel for HSBC USA Capital Trust V and HSBC USA Capital Trust VI, each a Delaware business trust (each, a "Trust," and collectively, the "Trusts") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust for each Trust, as filed with the office of the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on November 18, 1997;

         (b) A certified copy of the Certificate of Amendment for each Trust, as filed with the Delaware Secretary of State on February 13, 2002 (the documents identified in paragraphs (a) and (b) being collectively referred to as the "Certificates of Trust");

         (c) The Declaration of Trust for each Trust, each dated as of November 18, 1997 (the "Original Declaration of Trust"), among HSBC USA, Inc., a Delaware corporation (the "Company"), Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") and Thomas F. Robards and Stephen J. Saali, each an individual, as an administrative trustee:

         (d) The Registration Statement on Forms S-3, including a prospectus with respect to the Trusts (the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "SEC") (Registration Nos. 333-42421, 333-42421-01 and 333-42421-02), as amended by Post-Effective Amendment No. 1 thereto, filed by the Company with the SEC on April 3, 2002 (as amended, the "Registration Statement"), relating to the issuance by each Trust of Trust Preferred Securities representing undivided beneficial interests in such Trust (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities");

         (e) A form of Amended and Restated Declaration of Trust for each Trust, to be entered into among the Company, the Delaware Trustee, the Administrative Trustees named therein, Banker Trust Company, as property trustee, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including the exhibits thereto) (the "Declaration of Trust"), attached as an exhibit to the Registration Statement; and

         (f) A Certificate of Good Standing for each Trust, each dated April 2, 2002 obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuiness of all signatures.

         For purposes of this opinion, we have assumed (i) that each Declaration of Trust will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that each Declaration of Trust and Certificate of Trust for such Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a trust Preferred Security is to be issued by a Trust (collectively, the "Trust Preferred Security Holders") of a Trust Preferred Security Certificate for such Trust Preferred Security and the payment for such Trust Preferred Security, in accordance with the applicable Declaration of Trust and the Registration Statement, and (vii) that the Trust Preferred Securities are authenticated, issued and sold to the Trust Preferred Security Holders in accordance with the applicable Declaration of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. Each Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
Section 3801, et seq.

         2. The Trust Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable beneficial interests in the assets of such Trust.

         3. The Trust Preferred Security Holders, as beneficial owners of each Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,


DKD/jmb
                                     /s/ Richards, Layton & Finger
                                     -----------------------------
                                     Richards, Layton & Finger